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 EXHIBIT 10.2


                      AMENDMENT NO. 1 TO MERGER AGREEMENT

                                AMENDMENT NO. 1

  This AMENDMENT NO. 1 (this "Amendment") is made and entered into as of this 31st day of July 1996 by and among Borland International, Inc., a Delaware corporation ("Acquiror"), Aspen Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and Open Environment Corporation, a Delaware corporation (the "Target"), with reference to the following:

  Acquiror, Acquiror Sub and Target are parties to that certain Agreement and Plan of Merger dated as of May 11, 1996 (the "Merger Agreement"), pursuant to which Acquiror is to acquire Target by way of a merger of Acquiror Sub into Target (the "Merger").

  The parties hereto agree that the Merger Agreement is amended as follows:

    1. The first sentence of Section 2.01 (a)(i) of the Merger Agreement is amended to read as follows:

       (i) each share of common stock, $0.01 par value, of the Target ("Target Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares held by the Target, Acquiror or Acquiror Sub or any other direct or indirect wholly owned subsidiary of Acquiror or the Target immediately prior to the Merger (the "Cancelable Shares") shall be converted into the right to receive 0.66 shares (the "Exchange Ratio") of common stock, $0.01 par value ("Acquiror Common Stock"), of Acquiror.

    2. Section 2.01(b) is amended to read as follows:

       (b) For the purposes of this Agreement, the term "Average Trading Price" shall be determined as the average of the closing prices of Acquiror Common Stock, as quoted on The National Association of Securities Dealers Automated Quotations--National Market System ("Nasdaq"), for the fifteen (15) Nasdaq trading days immediately preceding and including the Determination Date. The term "Determination Date" shall mean the date which is five (5) business days (or such greater number of days as may be required by applicable law) prior to the date of the Target Stockholders' Meeting (as hereinafter defined) or, if such date is not a Nasdaq trading day, the Nasdaq trading day first immediately preceding such date.

    3. The second sentence of Section 4.03 of the Merger Agreement is corrected to state that as of March 31, 1996, the total number of shares of Acquiror Common Stock which were issued and outstanding was 31,168,378.

    4. Sections 7.02 (a) and (b) of the Merger Agreement are amended to read:

       (a) the Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and each of the representations and warranties of the Target contained in this Agreement shall have been true and correct as of the date of the Merger Agreement was originally executed in all material respects, and Acquiror shall have received a certificate of an executive officer of the Target to that effect; provided however, that the financial performance of Target for the quarter ended June 30, 1996 and any adverse effect attributable to a decline in the Target's financial performance subsequent to June 30, 1996 shall not be considered a breach of the representations and warranties of the Target; and

       (b) the Target shall not have become subject to any action or event which resulted in or may likely result in a Material Adverse Effect, provided, however, that Material Adverse Effect for purposes of this condition 7.02(b) shall not include: (i) any adverse effect resulting from an item expressly disclosed in the Target Disclosure Schedule dated 5/7/96, (ii) directly attributable to reactions of customers or employees to the announcement of the Merger (iii) a material national economic downturn (iv) or any adverse effect attributable to a decline in financial performance; and

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    5. Sections 7.02(e) and (g) are deemed waived; provided however, that
  Target shall use its best efforts to (i) keep the Part A Employees and Part B Employees as employees of the Target and (ii) secure the commitment of such employees to remain as employees of Acquiror following the Effective Time.

    6. Section 7.03(a) of the Merger Agreement is amended to read:

       (a) Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall have been true and correct as of the date the Merger Agreement was originally executed in all material respects, and Target shall have received a certificate of an executive officer of Acquiror to that effect;
    provided however, that the financial performance of Acquiror for the quarter ended June 30, 1996 and any adverse effect attributable to a decline in Acquiror's financial performance subsequent to June 30, 1996 shall not be considered a breach of the representations and warranties of Acquiror; and

    7. The date after which the Merger Agreement may be terminated pursuant to Section 8.01(b) is changed from September 10, 1996 to October 31, 1996.

    8. Except as provided above, the Merger Agreement remains in full force and effect.

  IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Target have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  BORLAND INTERNATIONAL, INC.

                                  By /s/
                                  -------------------------------------------
                                  Name: Robert H. Kohn
                                  Title: Senior Vice President and Secretary

                                  ASPEN ACQUISITION CORP.

                                  By /s/
                                  -------------------------------------------
                                  Name: Robert H. Kohn
                                  Title: Vice President and Secretary

                                  OPEN ENVIRONMENT CORPORATION

                                  By /s/
                                  -------------------------------------------
                                  Name: Adam Honig
                                  Title: President

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